Exhibit 99

News

400 Somerset St., New Brunswick, NJ 08901

732.342.7600

MAGYAR BANCORP, INC. ANNOUNCES EXPECTED CLOSING DATE OF

CONVERSION AND OFFERING RESULTS

New Brunswick, New Jersey, July 12, 2021 — Magyar Bancorp, Inc. (NASDAQ: MGYR) (the “Company”), parent company of Magyar Bank, announced today that all regulatory approvals have been received to close the conversion of Magyar Bancorp, MHC (the “MHC”) from the mutual holding company to the stock holding company form of organization and the Company’s related stock offering. The Company anticipates closing the transaction at the close of business on Wednesday, July 14, 2021.

The offering is expected to be completed at the maximum of the offering range, resulting in the sale of 3,910,000 shares of Company common stock at $10.00 per share. The offering was oversubscribed by orders of eligible depositors of Magyar Bank as of December 31, 2019 and as a result subscribers in the offering will be allocated shares for which they subscribed pursuant to the procedures as described in the prospectus. Magyar Bank’s employee stock ownership plan was unable to purchase shares in the offering and, as disclosed in the prospectus, it is expected to purchase up to 8% of the shares that were sold in the offering in the open market once the offering and conversion have closed.

The shares of the Company’s common stock currently trade on the Nasdaq Global Market under the symbol “MGYR” and will continue to trade on the Nasdaq Global Market under the symbol “MGYR” following the closing of the conversion and offering.

Purchasers may confirm their allocations online at https://allocations.kbw.com or by contacting the Stock Information Center at (877) 643-8217 between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

The Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), expects to mail Direct Registration System (“DRS”) Book-Entry statements for shares purchased in the subscription offering and refund and interest checks on or about July 14, 2021.

As part of the conversion transaction, each existing share of common stock of the Company owned as of the closing date by the Company’s public stockholders (stockholders other than the MHC) will be converted into new shares of the Company at an exchange ratio expected to be equal to 1.2213 shares of Company common stock for each share of Company common stock. Cash will be issued in lieu of a fractional share based on the offering price of $10.00 per share. Approximately 7,098,070 shares of the Company’s common stock are expected to be outstanding after the completion of the conversion and offering, before accounting for adjustments for fractional shares.

Company stockholders holding their shares in street name will receive their shares of Company common stock within their accounts automatically. Stockholders holding shares in certificated form will be mailed a letter of transmittal as soon as practicable after July 14, 2021, containing instructions as to how to exchange their shares. Stockholders will receive a DRS statement and cash in lieu of fractional shares after returning their Company stock certificates and a properly completed letter of transmittal to AST.

Luse Gorman, PC has acted as legal counsel to the Company, the MHC and Magyar Bank. Keefe, Bruyette & Woods, Inc., a Stifel Company, has acted as marketing agent for the Company in connection with the subscription offerings, and Goodwin Procter LLP has acted as legal counsel to Keefe, Bruyette & Woods, Inc., a Stifel Company.

Legal Disclosures

A registration statement relating to the Company’s common stock has been filed with the Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.

The shares of the Company’s common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: risks related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of any pandemic, including COVID-19; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About Magyar Bancorp, Inc.

Magyar Bancorp is the parent company of Magyar Bank, a community bank headquartered in New Brunswick, New Jersey. Magyar Bank has been serving families and businesses in Central New Jersey since 1922 with a complete line of financial products and services. Magyar operates seven branch locations in New Brunswick, North Brunswick, South Brunswick, Branchburg, Bridgewater, and Edison (2). Please visit us online at www.magbank.com.

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